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                                                                    EXHIBIT 23.6

             [ Letterhead of Legg Mason Wood Walker, Incorporated ]









                                December 18, 2003


Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, CT 06511

We hereby consent to the use of our name and to the description of our opinion letter, dated December 18, 2003, under the caption "Opinion of Financial Advisor to the Board of Directors" in, and to the inclusion of such opinion as Annex B to, the Joint Proxy Statement/Prospectus of Genaissance Pharmaceuticals, Inc. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                     LEGG MASON WOOD WALKER, INCORPORATED



                                      By:  /s/ Douglas J. Swirsky
                                           ----------------------------------
                                           Douglas J. Swirsky
                                           Principal